Exhibit 99.1

FOR IMMEDIATE RELEASE
Press Contact:
Clint Halverson
Extra Space Storage
801-365-4600
info@extraspace.com

Extra Space Storage® Announces Board Appointment

SALT LAKE CITY— December 27, 2013 — Extra Space Storage Inc. (NYSE:EXR) (the “Company”) announced today that effective January 1, 2014, Diane Olmstead will join the Company’s Board of Directors.

Ms. Olmstead is Co-CEO of W3, which she co-founded in 2009 with Susan Sagy. Ms. Olmstead oversees W3’s acquisitions, financing activities, fundraising and client relations. Ms. Olmstead has 32 years of direct experience in investing, corporate finance and capital-raising. During that time, she has originated and closed over $2 billion in loans, property acquisitions and joint ventures, and has executed the workout and restructuring of $1.3 billion of real estate assets.

Prior to founding W3, Ms. Olmstead was a principal at CIM Group from 2005 to 2009. Ms. Olmstead opened their San Francisco office where she headed acquisitions and development in Northern California and the Pacific Northwest and was a voting member of the Investment Committee. Prior to CIM Group, from 2000 to 2005, Ms. Olmstead was an executive VP of iStar and responsible for all activities in iStar’s Western Region, including origination of structured finance transactions and acquisition of triple net lease assets. From 1983 to 2000, Ms. Olmstead worked in positions of asset management, lending, acquisitions and equity raising with Arthur Andersen LLP, USF&G Corporation, Cigna Corporation, and Aetna Inc.

Ms. Olmstead received an MBA from Pepperdine University. She serves on the board of Mercy Housing, Inc. and Synedgen, Inc. (a bio-tech company), and is a member of the Urban Land Institute and the Policy Advisory Board of the Fisher Center for Real Estate and Urban Development (U.C. Berkeley).

Forward-Looking Statements

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements related to expected changes to the Company’s Board of Directors. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “would,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and assumptions are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and assumptions will result or be achieved. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. All forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements apply only as of the date of this release. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

About Extra Space Storage Inc.

Extra Space Storage Inc., headquartered in Salt Lake City, is a fully integrated, self-administered and self-managed real estate investment trust.  As of September 30, 2013, the Company owned and/or operated 1,007 self-storage properties in 35 states, Washington, D.C. and Puerto Rico. The Company’s properties comprise approximately 667,000 units and approximately 74.0 million square feet of rentable space, offering customers a wide selection of conveniently located and secure storage solutions across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage properties in the United States and is the largest self-storage management company in the United States. For more information, visit www.extraspace.com.

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